Exhibit 10.1

AGENCY AGREEMENT

June 18, 2010

BE Resources Inc.
107 Hackney Circle
Elephant Butte, New Mexico
87935

Attention: Mr. David Q. Tognoni, President and Chief Executive Officer

Dear Sir:

The undersigned, MGI Securities Inc. (the “Agent”) understands that BE Resources Inc. (the “Corporation”) proposes to create, issue and sell units (“Units”) of the Corporation, subject to the terms and conditions set out below.

Upon and subject to the terms and conditions set forth herein, the Corporation hereby appoints the Agent, and the Agent hereby agrees to act, as Agent to the Corporation to effect the sale of up to 10,000,000 Units at a price of $0.30 per Unit (the “Purchase Price”) on behalf of the Corporation on a commercially reasonable best efforts agency basis to Purchasers (as hereinafter defined) in the Designated Provinces (as hereinafter defined) and in such other jurisdictions consented to by the Corporation where the Units may be lawfully sold pursuant to the terms and conditions hereof (the “Offering”). The Corporation acknowledges and agrees that the Agent shall not be under any obligation whatsoever to purchase any of the Units, although the Agent may subscribe for Units if it so desires.

Each Unit shall be comprised of one Common Share (as hereinafter defined) and one-half of one Common Share purchase warrant (each whole Common Share purchase warrant, a “Warrant”). Each Warrant shall entitle the holder thereof to purchase one Common Share (a “Warrant Share”) at an exercise price of $0.50 at any time before 5:00 p.m. (Toronto time) on the day that is twenty-four (24) months following the Closing Date (as hereinafter defined) (the “Original Warrant Expiration Date”), subject to adjustments in certain events. Notwithstanding the foregoing, if at any time after four months and one day following the Closing Date, the closing price of the Corporation’s Common Shares on the TSXV (as hereinafter defined) (or such other stock exchange on which the Common Shares are listed and where a majority of trading volume occurs) equals or exceeds $0.75 for a period of ten (10) consecutive trading days, the Corporation may, within five (5) days after the last day of such ten day period, notify the holders of the Warrants of the early expiry of the Warrants (an “Early Expiration Notice”) and thereafter, such Warrants will expire on the earlier of: (i) 3:30 p.m. (Toronto time) on the date which is twenty-one (21) days after the date of the Early Expiration Notice; and (ii) the Original Warrant Expiration Date. The description of the Warrants herein is a summary only and is subject to the specific attributes and detailed provisions of the Warrants to be set forth in the Warrant Certificates (as hereinafter defined). In case of any inconsistency between the description of the Warrants in this Agreement (as hereinafter defined) and the terms of the Warrants as set forth in the Warrant Certificates, the provisions of the Warrant Certificates shall govern.

In consideration of the services to be rendered by the Agent hereunder and all other matters in connection with the issue and sale of the Units, the Agent shall be entitled to receive at the Closing (as hereinafter defined) a cash commission (the “Commission”) equal to 8% of the gross proceeds realized by the Corporation in respect of the sale of the Units. The obligation of the Corporation to pay the Commission shall arise at the Closing and the Commission shall be fully earned by the Agent at the Closing Time (as hereinafter defined).

As additional compensation for the services to be rendered by the Agent hereunder, the Corporation will issue to the Agent non-transferrable compensation options (the “Compensation Options”) to purchase such number of Units (the “Optioned Units”) as is equal to 10% of the number of Units sold pursuant to the Offering at an exercise price equal to the Purchase Price at any time before 5:00 p.m. (Toronto time) on the date that is 24 months following the Closing Date. At the Closing Time, the Corporation shall execute and deliver to the Agent (or its agents, as the case may be) certificates evidencing the Compensation Options (the “Compensation Option Certificates”) to which the Agent is entitled in a form to be agreed upon by the Agent and the Corporation, acting reasonably. The Agent agrees, however, that the Compensation Options will not be offered and will not be issued by the Corporation except to a Person who makes the representations and warranties to the Corporation in Sections 3(b) and (c).

The Agent shall be entitled to appoint a soliciting dealer group consisting of other registered dealers acceptable to the Corporation (each, a “Selling Firm”) for the purposes of arranging for purchasers of the Units. The Agent shall ensure that any Selling Firm shall agree with the Agent to comply with all applicable laws (including applicable Securities Laws (as hereinafter defined)) and with the covenants and obligations of the Agent herein. Any fee payable to a Selling Firm shall be for the account of the Agent and shall be negotiated between the Agent and the Selling Firm, but shall not exceed the Commission equal to 8%. Without limiting the foregoing, the parties hereby agree that Canaccord Genuity Corp. (“Canaccord”) shall be appointed as a Selling Firm in respect of up to 3,666,666 Units (the “Canaccord Designated Units”). As a Selling Firm, Canaccord shall be entitled to receive from the Agent a proportionate share of the Commission equal to 8% of the gross proceeds realized by the Corporation in respect of the sale of the Canaccord Designated Units. In addition, Canaccord shall be entitled to receive a proportionate share of the Compensation Options equal to 10% of the number of Canaccord Designated Units sold pursuant to the Offering and the Agent hereby directs that the Compensation Options be registered accordingly.

The parties acknowledge that the Units, the Compensation Options and the Underlying Securities (as hereinafter defined) have not been and will not be registered under the U.S. Securities Act (as hereinafter defined) and may not be offered or sold in the United States (as hereinafter defined) or to, or for the account or benefit of, U.S. Persons (as hereinafter defined), nor may the Compensation Options, the Warrants or the Optioned Warrants (as hereinafter defined) be exercised in the United States or by or on behalf of a U.S. Person.

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DEFINITIONS

In this Agreement, in addition to the terms defined above or elsewhere in this Agreement, the following terms shall have the following meanings:

“affiliate”, “associate”, “distribution”, “misrepresentation”, “material fact” and “material change”, shall have the respective meanings ascribed thereto in the Securities Act (Ontario);

“Agreement” means this agreement resulting from the acceptance by the Corporation of the offer made by the Agent hereby, including all schedules hereto, as amended or supplemented from time to time;

“Business Day” means a day which is not a Saturday, Sunday or statutory or civic holiday in the City of Toronto, Ontario, Canada;

“Claim” shall have the meaning ascribed thereto in subsection 9(c);

“Closing” means the closing on the Closing Date of the transaction of purchase and sale of the Units as contemplated by this Agreement and the Subscription Agreements;

“Closing Date” means June 18, 2010 or such other date as the Corporation and the Agent may agree;

“Closing Time” means 8:30 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Corporation and the Agent may agree;

“Common Shares” means the common shares of the Corporation which the Corporation is authorized to issue as constituted on the date hereof;

“Corporation’s Auditors” means McGovern, Hurley, Cunningham, LLP, or such other firm of chartered accountants as the Corporation may have appointed or may from time to time appoint as auditors of the Corporation;

“Designated Provinces” means, collectively, the provinces of Canada in which Purchasers are resident;

“Disclosure Documents” means all publicly available press releases, material change reports, financial statements, information circulars, business acquisition reports, technical reports and other documents that have been disclosed by the Corporation to the public and filed with the Securities Regulators pursuant to applicable Securities Laws;

“Encumbrance” means any encumbrance, lien, charge, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, reservation, easement, restriction, right of occupation, any matter capable of registration against title, option, right of pre-emption, privilege or any contract to create any of the foregoing;

“Engagement Letter” means the letter agreement dated as of May 5, 2010 between the Corporation and the Agent relating to the Offering;

“Environmental Laws” means all applicable federal, state, municipal or local laws, regulations, orders, governmental decrees or ordinances with respect to environmental, health or safety matters;

“GAAP” means generally accepted accounting principles in the United States;

“Governmental Authority” means and includes, without limitation, any national or federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing;

“Indemnified Party” shall have the meaning ascribed thereto in subsection 9(a);

“Material Adverse Effect” when used herein means any change (including a decision to implement such a change made by the board of directors or by senior management who believe that confirmation of the decision of the board of directors is probable), event, violation, inaccuracy, circumstance or effect that is, or will result in, a material change that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of the Corporation;

“New Mexico Beryllium Project” means the interest in leases, mineral leases and claims covering an area of approximately 20,000 acres in Socorro and Sierra counties in the State of New Mexico, United States, in which the Corporation has an interest, together with 690 additional lode claims staked by the Corporation in May 2008, excluding the 5 additional lode claims subsequently dropped;

“NI 45-102” means National Instrument 45-102 – Resale of Securities;

“NI 45-106” means National Instrument 45-106 – Prospectus and Registration Exemptions;

“NI 51-102” means National Instrument 51-102 – Continuous Disclosure Obligations;

“Optioned Shares” means the Common Shares issuable upon exercise of the Compensation Options;

“Optioned Warrants” means the Warrants issuable upon exercise of the Compensation Options;

“Optioned Warrant Shares” means the Common Shares issuable upon exercise of the Optioned Warrants;

“Person” shall mean any individual, company, corporation, partnership, limited partnership, joint venture, sole proprietorship, association, trust, trustee or other legal entity;

“Purchasers” means the Persons (which may include the Agent) who, as purchasers, acquire the Units by duly completing, executing and delivering the Subscription Agreements;

“Securities Laws” means, unless the context otherwise requires, the U. S. Securities Act and all applicable securities laws and regulations of each of the Designated Provinces, together with all written instruments, rules and orders having the force of law of the securities regulatory authorities in such jurisdictions;

“Securities Regulators” means, collectively, the securities regulators or other securities regulatory authorities in the Designated Provinces;

“Subscription Agreements” means, collectively, the subscription agreements in the form agreed upon by the Agent and the Corporation pursuant to which Purchasers agree to subscribe for and purchase Units as contemplated herein and shall include, for greater certainty, all schedules and exhibits thereto;

“Subsidiary” shall have the meaning ascribed thereto in the Business Corporations Act (Ontario)

“Technical Report” means the technical report posted on SEDAR identified as Technical Report No. 143a and entitled “Technical Report on the Warm Springs Beryllium Property, Soccoro County, New Mexico USA”, dated 05 June 2009 and prepared for the Corporation by P&E Mining Consultants Inc., Mr. F.H. Brown, CPG, Pr. Sci. Nat and Ms. Tracy Armstrong, P. Geo.;

“TSXV” means the TSX Venture Exchange Inc.;

“Underlying Securities” means, collectively, the Warrant Shares issuable upon exercise of the Warrants, the Optioned Shares and Optioned Warrants issuable upon exercise of the Compensation Options and the Optioned Warrant Shares issuable upon exercise of the Optioned Warrants;

“United States” means the United States as defined in Rule 902(l) of Regulation S of the U.S. Securities Act;

“U.S. Person” means a U.S. person as that term is defined in Rule 902(k) of Regulation S of the U.S. Securities Act;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“Warrant Certificates” means the certificates to be dated as of and issued on the Closing Date representing the Warrants in a form to be agreed upon by the Corporation and the Agent, each acting reasonably.

TERMS AND CONDITIONS

1.(a)

Sale on Exempt Basis. The Agent shall use commercially reasonable best-efforts to arrange for the purchase of the Units:

(i)	in the Designated Provinces in compliance with all the Securities Laws on a private placement basis; and

(ii)

subject to the approval of the Corporation, in other jurisdictions (other than the United States) on a private placement basis in compliance with all applicable securities laws of such other jurisdictions.

(b)

Filings. The Corporation undertakes to file or cause to be filed all forms or undertakings required to be filed by the Corporation in connection with the purchase and sale of the Units so that the distribution of the Units may lawfully occur without the necessity of filing a prospectus, a registration statement or an offering memorandum in Canada (but on terms that will permit Common Shares and Warrants comprising the Units acquired by the Purchasers in the Designated Provinces to be sold to such Purchasers in the Designated Provinces subject to, and in compliance with applicable hold periods and other restrictions under applicable Securities Laws), and the Agent undertakes to use commercially reasonable efforts to cause Purchasers to complete any forms required by Securities Laws or other applicable securities laws and by the TSXV. All fees payable in connection with such filings under all applicable Securities Laws shall be at the expense of the Corporation.

(c)

No Offering Memorandum. Neither the Corporation nor the Agent shall: (i) provide to prospective Purchasers any document or other material or information that would constitute an offering memorandum within the meaning of Securities Laws; or (ii) engage in any form of general solicitation or general advertising in connection with the offer and sale of the Units, including but not limited to, causing the sale of the Units to be advertised in any newspaper, magazine, printed public media, printed media or similar medium of general and regular paid circulation, broadcast over radio, television or telecommunications, including electronic display, or conduct any seminar or meeting relating to the offer and sale of the Units whose attendees have been invited by general solicitation or advertising.

2.

Covenants. The Corporation hereby covenants to the Agent and to the Purchasers, and acknowledges that each of them is relying on such covenants in purchasing the Units, that the Corporation shall:

(i)	allow the Agent and its representatives to conduct all due diligence regarding the Corporation which the Agent may reasonably require to be conducted prior to the Closing Date;

(iii)

for a period of 12 months after the Closing Date, use commercially reasonable efforts to maintain its status as a “reporting issuer” under Securities Laws of the provinces of British Columbia, Alberta and Ontario not in default of any requirement of such Securities Laws;

(iv)

for a period of 12 months after the Closing Date, use commercially reasonable efforts to maintain the listing of the Common Shares on the TSXV or such other recognized stock exchange or quotation system as the Agent may approve, acting reasonably;

(v)

duly execute and deliver the Subscription Agreements (which have been accepted by the Corporation and duly completed and executed by the Purchasers), the certificates representing the Common Shares partially comprising the Units, the Warrant Certificates and the Compensation Option Certificates at the Closing Time, and comply with and satisfy all terms, conditions and covenants therein contained to be complied with or satisfied by the Corporation;

(vi)	use commercially reasonable efforts to fulfil or cause to be fulfilled, at or prior to the Closing Date, each of the conditions required to be fulfilled by it set out in Section 5;

(vii)

ensure that at the Closing Time the Common Shares partially comprising the Units shall be duly issued as fully paid and non-assessable shares in the capital of the Corporation on payment of the purchase price therefor;

(viii)

ensure that at the Closing Time the Warrants shall be validly created and shall have attributes corresponding in all material respects to the description thereof set forth in this Agreement and the Subscription Agreements;

(ix)

ensure that at all times prior to the expiry of the Warrants, a sufficient number of Warrant Shares are allotted and reserved for issuance upon the due exercise of the Warrants in accordance with their terms;

(x)

ensure that the Warrant Shares, upon the due exercise of the Warrants, shall be duly issued as fully paid and non-assessable shares in the capital of the Corporation on payment of the purchase price therefor;

(xi)	ensure that at the Closing Time the Compensation Options shall be validly created and shall have attributes corresponding in all material respects to the description set forth in this Agreement;

(xii)

ensure that at all times prior to the expiry of the Compensation Options, a sufficient number of Optioned Shares and Optioned Warrants are allotted and reserved for issuance upon the due exercise of the Compensation Options in accordance with their terms and a sufficient number of Optioned Warrant Shares are allotted and reserved for issuance upon due exercise of the Optioned Warrants in accordance with their terms;

(xiii)

ensure that upon due exercise of the Compensation Options in accordance with their terms, the Optioned Warrants shall be validly created and shall have attributes corresponding in all material respects to the description set forth in this Agreement;

(xiv)

ensure that the Optioned Shares and the Optioned Warrant Shares, upon the due exercise of the Compensation Options and Optioned Warrants, respectively, shall be duly issued as fully paid and non-assessable shares in the capital of the Corporation on payment of the purchase price therefor;

(xv)

use commercially reasonable efforts to ensure that the Common Shares partially comprising the Units, the Warrant Shares, the Optioned Shares and the Optioned Warrant Shares are, when issued, listed and posted for trading on the TSXV upon their respective dates of issuance;

(xvi)	subject to applicable law, obtain the prior approval of the Agent as to the content and form of any press release relating to the Offering;

(xvii)	use the net proceeds of the Offering to fund drilling activities at the Warm Springs property as identified in the Technical Report and for general working capital purposes; and

(xviii)

execute and file with the Securities Regulators all forms, notices and certificates relating to the Offering required to be filed pursuant to the Securities Laws in the time required by applicable Securities Laws, including, for greater certainty, all forms, notices and certificates set forth in the opinions delivered to the Agent pursuant to this Agreement required to be filed by the Corporation.

3.

(a)

Representations and Warranties of the Corporation. The Corporation represents and warrants to the Agent and to the Purchasers, and acknowledges that each of them is relying upon such representations and warranties in purchasing the Units, that:

(i)	the Corporation is a corporation duly incorporated, continued or amalgamated and validly existing under the laws of the State of Colorado, U.S.A;

(ii)

the Corporation has all requisite corporate power, authority and capacity to enter into this Agreement and to perform the transactions contemplated herein, including, without limitation, to issue the Units, and the Corporation has the requisite corporate power, authority and capacity to own, lease and operate its properties and assets and carry on its business as described in the Disclosure Documents and no steps or proceedings have been taken by any Person, voluntary or otherwise, requiring or authorizing its dissolution or winding-up;

(iii)	the Corporation has no material direct or indirect subsidiaries or any investment or proposed investment in any Person;

(iv)

the Corporation is conducting its business in compliance in all material respects with all applicable laws, rules and regulations in each jurisdiction in which its business is carried on and holds all requisite licences, registrations, qualifications, permits and consents necessary or appropriate for carrying on its business as currently carried on and all such licences, registrations, qualifications, permits and consents are valid and subsisting and in good standing in all material respects;

(v)

the Corporation is a reporting issuer under the Securities Laws of the provinces of British Columbia, Alberta and Ontario, is not in default of any requirement of the Securities Laws and is not included on a list of defaulting reporting issuers maintained by the Securities Regulators of such provinces;

(vi)

at the Closing Time, all consents, approvals, permits, authorizations or filings as may be required to be made or obtained by the Corporation under the Securities Laws necessary for the execution and delivery of this Agreement, the Subscription Agreements, the certificates representing the Common Shares partially comprising the Units, the Warrant Certificates and the Compensation Option Certificates and the consummation of the transactions contemplated hereby and thereby, will have been made or obtained, as applicable (other than the filing of reports required under applicable Securities Laws within the prescribed time periods and the filing of standard documents with the TSXV, which documents shall be filed as soon as practicable after the Closing Date and, in any event, within 10 Business Days of the Closing Date or within such other deadline imposed by applicable Securities Laws or the TSXV);

(vii)

the Common Shares partially comprising the Units, the Warrant Shares, the Optioned Shares and the Optioned Warrant Shares have been authorized and allotted for issuance to the Purchasers or the Agent (as the case may be) and, upon the due exercise of the Warrants, Compensation Options and Optioned Warrants in accordance with the respective provisions thereof, and payment of the purchase price therefor, the Warrant Shares, Optioned Shares and Optioned Warrant Shares, respectively, will be validly issued as fully paid and non- assessable shares in the capital of the Corporation;

(viii)

the Warrants have been authorized and created for issuance to the Purchasers and, upon the due exercise of the Compensation Options in accordance with the respective provisions thereof, the Optioned Warrants will be validly issued and created;

(ix)

the Common Shares are listed and posted for trading on the TSXV and all necessary notices and filings have been made with, and all necessary consents, approvals and authorizations have been obtained by the Corporation from, the TSXV to ensure that the Common Shares partially comprising the Units, the Warrant Shares issuable upon exercise of the Warrants, the Optioned Shares issuable upon exercise of the Compensation Options and the Optioned Warrant Shares issuable on exercise of the Optioned Warrants will be listed and posted for trading on the TSXV upon their issuance;

(x)

the Units and the Underlying Securities will not be subject to a restricted period or to a statutory hold period in Canada under the Securities Laws or to any resale restriction under the policies of the TSXV which extends beyond four months and one day after the Closing Date, subject to the conditions set forth in Section 2.5 of NI 45-102;

(xi)

the execution and delivery of this Agreement, the Subscription Agreements, the Warrant Certificates and the Compensation Option Certificates, the performance by the Corporation of its obligations hereunder or thereunder, including the issuance and sale of the Units and the issuance of the Compensation Options, does not and will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a default under, (whether after notice or lapse of time or both), (A) any law, statute, rule or regulation applicable to the Corporation including, without limitation, Securities Laws and the policies, rules and regulations of the TSXV; (B) the constating documents, by- laws or resolutions of the Corporation which are in effect at the date hereof; (C) any mortgage, note, indenture, contract, agreement, joint venture, partnership, instrument, lease or other document to which the Corporation is a party or by which it is bound; or (D) any judgment, decree or order binding the Corporation or the property or assets of the Corporation;

(xii)

the Corporation is in compliance in all material respects with its continuous disclosure obligations under Securities Laws of the provinces of British Columbia, Alberta and Ontario and the policies, rules and regulations of the TSXV and, without limiting the generality of the foregoing, there has not occurred any material adverse change, financial or otherwise, in the assets, liabilities (contingent or otherwise), business, financial conditions, capital or prospects of the Corporation since December 31, 2009, which has not been publicly disclosed on a non-confidential basis and, except as may have been corrected by subsequent disclosure, the statements set forth in the Disclosure Documents did not contain any misrepresentation as of the date of such statements and the Corporation has not filed any confidential material change reports since the date of such statements which remain confidential as at the date hereof;

(xiii)	except as has been publicly disclosed in the Disclosure Documents, the Corporation has not approved, has not entered into any agreement in respect of, and has no knowledge of:

(A)

the purchase of any material property or assets or any interest therein or the sale, transfer or other disposition of any material property or assets or any interest therein currently owned, directly or indirectly, by the Corporation, whether by asset sale, transfer of shares or otherwise;

(B)

any change in control (by sale, transfer or other disposition of shares or sale, transfer, lease or other disposition of all or substantially all of the property and assets of the Corporation) of the Corporation; or

(C)

a proposed or planned disposition of shares by any shareholder who owns, directly or indirectly, 10% or more of the outstanding shares of the Corporation, other than Great Western Exploration, LLC, which has indicated a desire to sell certain of the Common Shares owned by it upon the release of such shares from the escrow agreement governing such shares as required under applicable Securities Laws in connection with the Corporation’s initial public offering;

(xiv)

the audited comparative financial statements of the Corporation as at and for the year ended December 31, 2009 (the “Audited Financial Statements”) and the unaudited financial statements of the Corporation as at and for the three-month period ended March 31, 2010 (the “Unaudited First Quarter Financial Statements”) have been prepared in accordance with GAAP (except that the Unaudited First Quarter Financial Statements do not include all footnotes that would be required by GAAP) and present fairly, in all material respects, the financial condition of the Corporation as at the dates thereof and the results of the operations and cash flows of the Corporation for the periods then ended and contain and reflect adequate provisions or allowance for all reasonably anticipated liabilities, expenses and losses of the Corporation that are required to be disclosed in such financial statements and there has been no material change in accounting policies or practices of the Corporation since December 31, 2009, except as has been publicly disclosed in the Disclosure Documents;

(xv)

there are no material liabilities of the Corporation whether direct, indirect, absolute, contingent or otherwise required to be disclosed in the Audited Financial Statements which are not disclosed or reflected in the Audited Financial Statements, except those disclosed in the Disclosure Documents or those incurred in the ordinary course of business since December 31, 2009;

(xvi)

all taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, sales taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, reassessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, “Taxes”) due and payable by the Corporation have been paid or accrued, except where the failure to pay such taxes would not constitute an adverse material fact in respect of the Corporation or have a Material Adverse Effect. All tax returns, declarations, remittances and filings required to be filed by the Corporation have been filed with all appropriate Governmental Authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading, except where the failure to file such documents would not constitute an adverse material fact or material change in respect of the Corporation or have a Material Adverse Effect. To the knowledge of the Corporation, no examination of any tax return of the Corporation is currently in progress and there are no issues or disputes outstanding with any Governmental Authority respecting any taxes that have been paid, or may be payable, by the Corporation, in any case except where such examinations, issues or disputes would not constitute an adverse material fact in respect of the Corporation or have a Material Adverse Effect;

(xvii)

the Corporation’s Auditors who audited the Audited Financial Statements and who provided their audit report thereon, are independent public accountants as required under applicable Securities Laws and are a registered public accounting firm as defined by the Public Company Accounting Oversight Board (“PCAOB”), whose registration has not, to the knowledge of the Corporation, been suspended or revoked and who has not, to the knowledge of the Corporation, requested such registration be withdrawn and there has never been a reportable event (within the meaning of NI 51-102) between the Corporation and the Corporation’s Auditors;

(xviii)

except as contemplated by this Agreement or as disclosed in the Disclosure Documents, no holder of outstanding shares in the capital of the Corporation is entitled to any pre-emptive or any similar rights to subscribe for any Common Shares or other securities of the Corporation and no rights, warrants or options to acquire from the Corporation, or instruments convertible into or exchangeable for, any shares in the capital of the Corporation are outstanding;

(xix)	there is no agreement in force or effect which in any manner affects or will affect the voting or control of any of the securities of the Corporation;

(xx)

other than as set out in the Disclosure Documents, none of the directors, officers or employees of the Corporation, any Person who owns, directly or indirectly, more than 10% of any class of securities of the Corporation or securities of any Person exchangeable for more than 10% of any class of securities of the Corporation, or any associate or affiliate of any of the foregoing, had or has any material interest, direct or indirect, in any transaction or any proposed transaction (including, without limitation, any loan made to or by any such Person) with the Corporation which, as the case may be, materially affects, is material to or will materially affect the Corporation;

(xxi)

no legal or governmental proceedings or inquiries are pending to which the Corporation is a party or to which its property is subject that would result in the revocation or modification of any material certificate, authority, permit or license necessary to conduct the business now owned or operated by the Corporation which, if the subject of an unfavourable decision, ruling or finding would have a Material Adverse Effect and to the knowledge of the Corporation, no such legal or governmental proceedings or inquiries have been threatened against or are contemplated with respect to the Corporation or any of its assets;

(xxii)

there are no actions, suits, judgments, investigations, inquires or proceedings of any kind whatsoever outstanding (whether or not purportedly on behalf of the Corporation), pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation, or any of it directors or officers, at law or in equity or before or by any commission, board, bureau or agency of any kind whatsoever and, to the knowledge of the Corporation, there is no basis therefor and the Corporation is not subject to any judgment, order, writ, injunction, decree, award, rule, policy or regulation of any Governmental Authority which, either separately or in the aggregate, may have a Material Adverse Effect or would adversely affect the ability of the Corporation to perform its obligations under this Agreement;

(xxiii)

Except as disclosed in the Disclosure Documents, (i) the Corporation’s ownership interest in its material properties described in the Disclosure Documents is held free and clear of all Encumbrances, (ii) the Corporation has no Subsidiaries; and (iii) the Corporation does not own any securities or ownership interest in any other person which is material to the Company, taken as a whole;

(xxiv)

The New Mexico Beryllium Project is the only material mineral project of the Corporation and is the Corporation’s only material asset except for cash; except as described in the Disclosure Documents, all agreements by which the Corporation holds an interest in the New Mexico Beryllium Project are in good standing according to their terms, the New Mexico Beryllium Project is in compliance with all applicable laws of the jurisdiction in which it is situated and all filings and work commitments required to maintain the New Mexico Beryllium Project have been properly recorded and filed in a timely manner with the appropriate regulatory body; except as disclosed in the Disclosure Documents, all mineral licenses or other interests in the New Mexico Beryllium Project are either leased by the Corporation or held directly by the Corporation, who holds good and marketable title, and the underlying mineral licences are in good standing, are valid and enforceable, are free and clear of any Encumbrances and, except as disclosed in the Disclosure Documents, no royalty is payable in respect of any of them, and no other property rights are currently necessary for the conduct of the Corporation’s business; there are no restrictions on the ability of the Corporation to use, transfer or otherwise exploit any such property rights except as set out in the Disclosure Documents, and the Corporation does not know of any claim or basis for a claim that may adversely affect such rights;

(xxv)

the Corporation is in material compliance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) in connection with the disclosure in the Disclosure Documents of scientific or technical information made by the Corporation concerning each mineral project on a property material to the Corporation and the Technical Report complies with NI 43-101 and the authors thereof, Fred Brown, CPG, Pr. Sci. Nat. and Tracy Armstrong, P. Geo., are independent qualified persons within the meaning of NI 43-101;

(xxvi)

the Corporation has made available to the author of the Technical Report, prior to the issuance thereof, for the purpose of preparing the Technical Report, all information requested, and to the knowledge and belief of the Corporation at the time the information was provided, such information did not contain any material misrepresentation;

(xxvii)

the Corporation has conducted and is conducting its business in material compliance with all applicable laws and regulations of each jurisdiction in which it carries on business (including, without limitation, all applicable Environmental Laws) and has not received a notice of non-compliance, or knows of, or has reasonable grounds to know of, any facts that could give rise to a notice of non- compliance with any such laws or regulations which would have a Material Adverse Effect on the Corporation;

(xxviii)	except to the extent that any violation or other matter referred to in this subsection does not have a Material Adverse Effect on the Corporation:

(A)	the Corporation is not in violation of any Environmental Laws;

(B)

to the best of its knowledge, the Corporation has operated its business at all times and has received, handled, used, stored, treated, shipped and disposed of all contaminants without violation of Environmental Laws;

(C)

there have been no material spills, releases, deposits or discharges of hazardous or toxic substances, contaminants or wastes into the earth, air or into any body of water or any municipal or other sewer or drain water systems by the Corporation that have not been remedied;

(D)	no orders, rulings, directions or notices have been issued and remain outstanding or to the best of its knowledge are pending or threatened against it under or pursuant to any Environmental Laws;

(E)

the Corporation has no knowledge of, and has not received any notice of, any claim, judicial or administrative proceeding, pending or threatened against it which may materially adversely affect the Corporation as a whole relating to or alleging any material violation of Environmental Laws and the Corporation is not aware of any facts which could give rise to any such claim or judicial or administrative proceeding and the Corporation is not, to the best of the Corporation’s knowledge, the subject of any investigation, evaluation, audit or review by any Governmental Authority to determine whether any material violation of Environmental Laws has occurred or is occurring or whether any remedial action is needed;

(F)

to the best of the Corporation’s knowledge, it has not failed to report to the proper Governmental Authority the occurrence of any event which is required to be so reported by any Environmental Law; and

(G)

the Corporation holds all licences, permits and approvals required under any Environmental Laws in connection with the operation of its business and the ownership and use of its assets, all such licences, permits and approvals are in full force and effect, and the Corporation has not received any notification pursuant to any Environmental Laws that any work, repairs, constructions or capital expenditures are required to be made by it as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto, or that any license, permit or approval referred to above is about to be reviewed, made subject to limitations or conditions, revoked, withdrawn or terminated;

(xxix)

the Corporation is not in violation of its articles or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, trust deed, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or its property may be bound except where such violation or default in performance would not have a Material Adverse Effect;

(xxx)

to the knowledge of the Corporation, no counterparty to any material obligation, agreement, covenant or condition contained in any material contract, indenture, trust deed, mortgage, loan agreement, note, lease or other agreement or instrument to which the Corporation is a party is in default in the performance or observance thereof, except where such violation or default in performance would not have a Material Adverse Effect;

(xxxi)

the Corporation owns or has the right to use under licence, sub-licence or otherwise all material intellectual property used by the Corporation in its business, including copyrights, industrial designs, trademarks, trade secrets, know how and proprietary rights, free and clear of any and all Encumbrances;

(xxxii)

at the Closing Time, each of this Agreement, the Subscription Agreements, the Warrant Certificates and the Compensation Option Certificates shall have been duly authorized and executed and delivered by the Corporation and upon such execution and delivery each shall constitute a valid and binding obligation of the Corporation and each shall be enforceable against the Corporation in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

(xxxiii)

no order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Corporation has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or, to the knowledge of the Corporation, are pending, contemplated or threatened by any regulatory authority;

(xxxiv)

the authorized capital of the Corporation consists of 10,000,000 shares of preferred stock with no par value (the “Preferred Shares”) and 250,000,000 Common Shares, of which, immediately prior to the Closing Time, no Preferred Shares and 32,945,000 Common Shares were issued and outstanding as fully paid and non-assessable shares in the capital of the Corporation. In addition, immediately prior to the Closing Time, options exercisable to acquire an aggregate of 5,560,000 Common Shares with a weighted average exercise price of US$0.26 per share, and warrants exercisable to acquire an aggregate of 575,000 Common Shares at an exercise price of $0.30 per share were outstanding.

(xxxv)	except as disclosed in the Disclosure Documents, the Corporation has not made any loans to or guaranteed the obligations of any Person;

(xxxvi)	except as disclosed in the Disclosure Documents or as incurred in the ordinary course of business, the Corporation is not indebted to any Person;

(xxxvii)

with respect to each premises of the Corporation which is material to the Corporation and which the Corporation occupies as tenant (the “Leased Premises”), the Corporation occupies the Leased Premises and has the exclusive right to occupy and use the Leased Premises and each of the leases pursuant to which the Corporation occupies the Leased Premises is in good standing and in full force and effect;

(xxxviii)

the Corporation is in compliance with all laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages, except where non-compliance with such laws could not reasonably be expected to have a Material Adverse Effect, and has not and is not engaged in any unfair labour practice;

(xxxix)

there has not been in the last two years and there is not currently any labour disruption or conflict between the Corporation and the employees of the Corporation which could reasonably be expected to have a Material Adverse Effect;

(xl)

Registrar and Transfer Company, at its principal offices in Cranford, New Jersey has been duly appointed as registrar and transfer agent for the Common Shares and Equity Transfer and Trust Company, at its principal offices in Toronto, Ontario has been duly appointed as co-transfer agent for the Common Shares;

(xli)

the minute books and records of the Corporation for the period from the date of its incorporation to the date hereof are all of the minute books and records of the Corporation and contain copies of all proceedings (or certified copies thereof or drafts thereof pending approval) of the shareholders, the directors and all committees of directors of the Corporation to the date of review of such corporate records and minute books and there have been no other meetings, resolutions or proceedings of the shareholders, directors or any committees of the directors of the Corporation during such period not reflected in such minute books and other records, other than those in respect of this Offering or which are not material to the Corporation;

(xlii)

There is and has been no failure on the part of the Corporation and any of the Corporation’s directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated therewith (the “Sarbanes-Oxley Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Corporation maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Sarbanes-Oxley Act, the Exchange Act and the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with applicable Securities Laws, the Exchange Act and rules of the TSXV. The Corporation has not publicly disclosed or reported to the Audit Committee or the Board, and does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws that, if determined adversely, would be reasonably expected to result in a Material Adverse Effect;

(xliii)	the Corporation has not withheld and will not withhold from the Agent prior to the Closing Time, any material facts relating to the Corporation or the Offering;

(xliv)

The Corporation has established disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 of the Exchange Act) to ensure that material information relating to the Corporation is made known to the certifying officers by others, particularly during the periods in which the Corporation’s annual report on Form 10-K and quarterly reports on Form 10-Q are to be prepared;

(xlv)

The Corporation, and, to the Corporation’s knowledge, any of its officers, directors, supervisors, managers, agents, or employees, and each of its affiliates, has not violated and its participation in the Offering will not violate, any of the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope, (b) anti- money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code Section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder. The Corporation has adopted an ethics policy relating to the conduct of business by its officers, directors and employees. The Corporation has not at any time during the last five years (i) used any corporate funds for any unlawful contribution to any candidate for public office; or (ii) made any payment to any federal or state government officer or official or other person charged with similar public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof;

(xlv)

to the knowledge of the Corporation, neither the Corporation, nor any of its officers or directors is aware of any circumstances presently existing under which liability is or would reasonably be expected to be incurred under Part XXIII.1 – Civil Liability for Secondary Market Disclosure of the Securities Act (Ontario) or comparable legislation under the applicable Securities Laws of the Designated Provinces; and

(xlvi)

other than the Agent and any Selling Firms, there is no Person acting or purporting to act at the request or on behalf of the Corporation that is entitled to any brokerage or finder’s fee or other compensation in connection with the transactions contemplated by this Agreement.

(b)

Representations, Warranties and Covenants of the Agent. The Agent hereby represents, warrants and covenants to the Corporation, and acknowledges that the Corporation is relying upon such representations, warranties and covenants, that:

(i)	it will not, and will require any Selling Firm to agree not to, offer or sell any Units to a U.S. Purchaser or any Person acting or acquiring the Units on behalf of any U.S. Purchaser;

(ii)

it will not, and will require any Selling Firm to agree not to, accept any subscriptions from a Person who, either directly or on behalf of any other Person, at the time the buy order for the Units was originated, was in the United States, or accept any Subscription Agreement executed or delivered in the United States;

(iii)

it will not, and will require any Selling Firm to agree not to, engage in any directed selling efforts (as that term is defined by Regulation S) in the United States, which would include any activity (such as placing an advertisement in a publication with general circulation in the United States that refers to the Units) undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Units;

(iv)	the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to evade the registration requirements of the U.S. Securities Act;

(v)	it will not, and will require any Selling firm to agree not to, make any sales of any Units otherwise than pursuant to the provisions of the Subscription Agreements;

(vi)

it will, and will require any Selling Firm to agree to, conduct its activities in connection with the proposed Offering in compliance with all Securities Laws and all applicable laws of the jurisdictions outside Canada in which they offer Units;

(vii)

it will not, and will require any Selling Firm to agree not to, engage in or authorize, any form of general solicitation or general advertising in connection with or in respect of the Units in any newspaper, magazine, printed media of general and regular paid circulation or any similar medium, or broadcast over radio or television or by means of the Internet or otherwise or conduct any seminar or meeting concerning the offer or sale of the Units whose attendees have been invited by any general solicitation or general advertising;

(viii)

it will not, and will require any Selling Firm to agree not to, directly or indirectly, offer, sell, solicit offers to purchase or sell the Units so as to require the filing of a prospectus, registration statement or offering memorandum or similar document with respect thereto or the provision of a contractual right of action (as defined in Ontario Securities Commission Rule 14-501 – “Definitions”) or a statutory right of action under the laws of any jurisdiction;

(ix)	it will not, and will require any Selling Firm to agree not to, solicit subscriptions for Units except in accordance with the terms and conditions of this Agreement;

(x)

it will use commercially reasonable efforts to obtain a duly completed and executed Subscription Agreement from each Purchaser along with all other applicable forms, reports, undertakings and/or documentation required under applicable Securities Laws;

(xi)	it is a valid and subsisting corporation under the laws of the jurisdiction in which it was incorporated;

(xii)	it will be acquiring the Compensation Options (and Units, if any) as principal for its own account; and

(xiii)

it is not a U.S. Person, did not receive the offer to purchase the Compensation Options (and Units, if any) in the United States, did not execute this Agreement and did not and will not receive the Compensation Options (and Units, if any) in the United States and is not acquiring the Compensation Options (and Units, if any) for the account or benefit of a U.S. Person or person in the United States.

(c)

The Agent further represents and warrants that it is, and, to the best of its knowledge, each Selling Firm, if any, is properly registered as a “dealer” (as such term is defined under applicable Securities Laws) in the Designated Provinces in which the Agent or Selling Firm, as applicable, solicits or procures subscriptions for the Units. For the avoidance of doubt, the Agent and each Selling Firm, if any, is an “accredited investor” (as such term is defined in NI 45-106).

4.

Closing Deliveries. The purchase and sale of the Units shall be completed at the Closing Time at the offices of Fraser, Milner Casgrain LLP at Suite 3900, 1 First Canadian Place, 100 King Street West, Toronto ON M5X 1B2 or at such other place(s) as the Agent and the Corporation may agree. At or prior to the Closing Time, the Corporation shall duly and validly deliver to the Agent certificates in definitive form representing the Common Shares partially comprising the Units, the Warrant Certificates and the Compensation Option Certificates, in each case registered as directed by the Agent in writing, against payment at the direction of the Corporation, in lawful money of Canada by certified cheque, banker’s draft or wire transfer payable at par in Toronto, Ontario of an amount equal to the aggregate Purchase Price for the Units being issued and sold hereunder less the Commission and all of the estimated out-of-pocket expenses of the Agent and fees, disbursements and applicable taxes of Agent’s counsel payable by the Corporation to the Agent in accordance with Section 11.

5.

Closing Conditions. Each Purchaser’s obligation to purchase the Units at the Closing Time shall be conditional upon the fulfilment at or before the Closing Time of the following conditions:

(a)

the Agent shall have received a certificate, dated as of the Closing Date, signed by the President and Chief Executive Officer of the Corporation (in their capacities as such and with no personal liability to such officer), or such other officer of the Corporation as the Agent may agree, certifying for and on behalf of the Corporation, to the best of the knowledge, information and belief of the person so signing, that:

(i)

no order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Corporation has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened by any regulatory authority;

(ii)

since December 31, 2009, (A) there has been no material adverse change, financial or otherwise, in the assets or liabilities (contingent or otherwise), business, financial condition, capital or prospects of the Corporation as of the date of this Agreement that has not been generally disclosed, and (B) no material transactions have been entered into by the Corporation other than in the ordinary course of business, except as has been disclosed in the Disclosure Documents;

(iii)	the Corporation has duly complied with all the terms, covenants and conditions of this Agreement on its part to be complied with up to the Closing Time; and

(iv)	the representations and warranties of the Corporation contained in this Agreement are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time.

(b)

the Agent shall have received at the Closing Time a certificate dated the Closing Date, signed by an appropriate officer or officers of the Corporation addressed to the Agent, with respect to the constating documents of the Corporation, all resolutions of the Corporation’s board of directors relating to this Agreement, and the transactions contemplated hereby and thereby, the incumbency and specimen signatures of signing officers and such other matters as the Agent may reasonably request;

(c)

the Agent shall have received satisfactory evidence that all requisite approvals of the TSXV have been obtained by the Corporation in order to complete the Offering;

(d)

the Common Shares partially comprising the Units, the Warrant Shares issuable upon the exercise of the Warrants, the Optioned Shares issuable upon exercise of the Compensation Options and the Optioned Warrant Shares issuable upon exercise of the Optioned Warrants shall have been conditionally approved for listing on the TSXV;

(e)

the Subscription Agreements, the certificates representing the Common Shares partially comprising the Units, the Warrant Certificates and the Compensation Option Certificates shall have been executed and delivered by the Corporation in form and substance satisfactory to the Agent, acting reasonably;

(f)

the Agent shall have received a certificate from Registrar and Transfer Company or Equity Transfer and Trust Company as to the number of Common Shares issued and outstanding as at a date not more than two Business Days prior to the Closing Date;

(g)

the Agent shall have received from Comeau, Maldegen, Templeman & Indall, LLP, attorneys at law, their written opinion, as counsel to the Corporation, addressed to the Agent and dated June 16, 2010, in form and substance reasonably satisfactory to the Agent.

(h)

the Agent shall have received favourable legal opinions addressed to the Agent, in form and substance satisfactory to the Agent, acting reasonably, dated as of the Closing Date, from Dufford and Brown, P.C. United States counsel for the Corporation, which counsel in turn may rely, as to matters of fact, on certificates of public officials and officers of the Corporation, as appropriate, with respect to the following matters:

(i)

as to the valid existence of the Corporation, and as to the requisite corporate power of the Corporation to carry out its obligations under this Agreement, the Subscription Agreements, the Warrant Certificates and the Compensation Option Certificates and to issue the Common Shares and Warrants comprising the Units and the Underlying Securities;

(ii)	as to the authorized and issued capital of the Corporation;

(iii)

the Corporation has all requisite corporate power and authority under the laws of the State of Colorado to carry on its business as presently carried on and to own, lease and operate its properties and assets;

(iv)

none of the execution and delivery of this Agreement, the Subscription Agreements, the Warrant Certificates and the Compensation Option Certificates by the Corporation, the performance by the Corporation of its obligations hereunder and thereunder, will conflict with the constating documents of the Corporation;

(v)	each of this Agreement, the Subscription Agreements, the Warrant Certificates and the Compensation Option Certificates has been duly authorized and executed and delivered by the Corporation;

(vi)

the form and terms of the definitive certificates representing the Common Shares have been approved by the board of directors of the Corporation and the certificates representing the Common Shares comply in all material respects with all applicable requirements of the articles of incorporation and by-laws of the Corporation and the Colorado Business Corporation Act;

(vii)

the Common Shares, the Warrant Shares, the Optioned Shares and the Optioned Warrant Shares have been duly authorized and, in the case of the Warrant Shares, the Optioned Shares and the Optioned Warrant Shares reserved for issuance;

(viii)

the Common Shares partially comprising the Units have been and, upon the due exercise of the Warrants, the Compensation Options and the Optioned Warrants in accordance with the respective provisions thereof, the Warrant Shares, the Optioned Shares and the Optioned Warrant Shares will be, validly issued as fully paid and non-assessable shares in the capital of the Corporation;

(ix)

the Warrants partially comprising the Units have been and, upon the exercise of the Compensation Options in accordance with the provisions thereof, the Optioned Warrants will be, validly issued and created;

(x)

assuming compliance by the Agent and the Selling Firms with all of the terms of this Agreement, the issuance and sale by the Corporation of the Units to the Purchasers and the issuance of the Compensation Options to the Agent are exempt from the registration requirements of the U.S. Securities Act and no documents are required to be filed (other than specified forms accompanied by requisite filing fees), proceedings taken or approvals, permits, consents or authorizations obtained under the U.S. Securities Act or applicable Colorado state securities or blue sky laws to permit such issuance and sale; and

(xi)

the issuance of the Warrant Shares upon exercise of the Warrants by the original purchasers who are outside the United States at the time of exercise, the issuance of the Optioned Shares and Optioned Warrants upon the exercise of the Compensation Options and the issuance of the Optioned Warrant Shares upon the exercise of the Optioned Warrants will be exempt from the registration requirements of the U.S. Securities Act and applicable Colorado state securities or blue sky laws.

(i)

the Agent shall have received favourable legal opinions addressed to the Agent, in form and substance satisfactory to the Agent, acting reasonably, dated as of the Closing Date, from Fraser Milner Casgrain LLP, Canadian counsel for the Corporation, and where appropriate, counsel in the other Designated Provinces, which counsel in turn may rely, as to matters of fact, on certificates of public officials and officers of the Corporation, as appropriate, with respect to the following matters:

(i)

each of this Agreement, the Subscription Agreements, the Warrant Certificates and the Compensation Option Certificates constitutes a valid and legally binding agreement of the Corporation enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and the qualification that the enforceability of rights of indemnity, contribution and waiver and the ability to sever unenforceable terms may be limited by applicable law;

(ii)

the issuance and sale by the Corporation of the Units to the Purchasers and the issuance of the Compensation Options to the Agent are exempt from the prospectus requirements of applicable Securities Laws of the Designated Provinces and no documents are required to be filed (other than specified forms accompanied by requisite filing fees), proceedings taken or approvals, permits, consents or authorizations obtained under the applicable Securities Laws of the Designated Provinces to permit such issuance and sale;

(iii)

the issuance of the Warrant Shares upon exercise of the Warrants, the issuance of the Optioned Shares and Optioned Warrants upon the exercise of the Compensation Options and the issuance of the Optioned Warrant Shares upon the exercise of the Optioned Warrants will be exempt from the prospectus requirements of applicable Securities Laws of the Designated Provinces;

(iv)

the first trade by the Purchasers or the Agent (as applicable) of the Common Shares and the Warrants comprising the Units, the Warrant Shares, the Optioned Shares, the Optioned Warrants and the Optioned Warrant Shares in the Designated Provinces will be a distribution subject to the prospectus requirements under the Securities Laws of the Designated Provinces unless:

(A)	the Corporation is and has been a reporting issuer in a jurisdiction of Canada for the four months immediately preceding the trade;

(B)

at the time of such trade, at least four months have elapsed from the “distribution date” (as defined under NI 45-102) of the Common Shares and Warrants comprising the Units and the Compensation Options, as the case may be;

(C)

the certificates representing the Common Shares partially comprising the Units, the Warrant Certificates, the Compensation Option Certificates, the certificates representing the Optioned Shares, the certificates representing the Optioned Warrants and the certificates representing the Optioned Warrant Shares, as applicable, were issued with a legend stating the prescribed restricted period in accordance with section 2.5 of NI 45-102;

(D)	such trade is not a “control distribution” (as defined in the NI 45-102);

(E)	no unusual effort is made to prepare the market or to create a demand for the securities that are the subject of such trade;

(F)	no extraordinary commission or consideration is paid to a person or corporation in respect of such trade; and

(G)

if the selling securityholder is an insider or officer of the Corporation, the selling securityholder has no reasonable grounds to believe that the Corporation is in default of “securities legislation” (as defined in National Instrument 14-101 – Definitions and Interpretation);

(v)	the TSXV has conditionally accepted the Offering as outlined in the TSXV letter;

(vi)	such other matters as the Agent’s legal counsel may reasonably request prior to the Closing Time.

(j)

the Agent shall have received a certificate of status with respect to the jurisdiction in which the Corporation is incorporated.

6.

Termination Events. The Agent shall be entitled to terminate their obligations hereunder by written notice to that effect given to the Corporation at or prior to the Closing Time if:

(a)

there is, in the sole opinion of the Agent, acting reasonably, a material change or change in a material fact or new material fact or an undisclosed material fact or material change which might be expected to have a Material Adverse Effect on the condition (financial or otherwise), property, assets, operations, business, affairs, profitability or prospects of the Corporation;

(b)

(i) any inquiry, action, suit, proceeding or investigation (whether formal or informal) in relation to the Corporation or any of the directors or officers of the Corporation (including matters of regulatory transgression or unlawful conduct), is commenced, announced or threatened or any order made by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality including, without limitation, the TSXV or any securities regulatory authority, or any law or regulation is enacted or changed which in the opinion of the Agent, acting reasonably, operates to prevent or restrict the trading of the Units or any other securities of the Corporation or materially and adversely affects or will materially and adversely affect the market price or value of the Units or any other securities of the Corporation; or (ii) if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence (including terrorism) or any new law or regulation or a change thereof which in the reasonable opinion of the Agent materially adversely affects, or involves, or will, or could reasonably be expected to, materially adversely affect, or involve, the financial markets or the business, operations or affairs of the Corporation;

(c)	the state of the financial markets is such that, in the sole opinion of the Agent, acting reasonably, it would be unprofitable to offer or continue to offer for sale the Units;

(d)	any order to cease or suspend trading in any securities of the Corporation is made, threatened or announced by any securities regulatory authority; or

(e)

the Corporation is in breach of any material term, condition, covenant or agreement contained in this Agreement or any representation or warranty given by the Corporation in this Agreement is or becomes untrue, false or misleading.

7.

Exercise of Termination Right. The right of the Agent to terminate its obligations under this Agreement is in addition to such other remedies as it may have in respect of any default, act or failure to act of the Corporation in respect of any of the matters contemplated by this Agreement. If this Agreement is terminated by the Agent pursuant to Section 6, there shall be no further liability on the part of the Agent or of the Corporation to the Agent, except in respect of any liability which may have arisen or thereafter arise under Sections 9, 10 and 11.

8.

Survival of Representations and Warranties. All representations and warranties herein contained or contained in any documents delivered pursuant to this Agreement and in connection with the transactions herein contemplated shall survive the purchase and sale of the Units for a period of two years after the Closing Date, regardless of the Closing of the Offering and regardless of any investigations which may be carried out by the Agent or on their behalf and shall not be limited or prejudiced by any investigation made by or on behalf of the Agent in connection with the purchase and sale of the Units or otherwise. In this regard, the Agent shall act as trustee for the Purchasers and accept these trusts and shall hold and enforce such rights on behalf of the Purchasers. Without any limitation of the foregoing, the provisions contained in this Agreement in any way related to indemnification or contribution obligations shall survive and continue, in full force and effect, indefinitely.

9.

(a)

Indemnity. The Corporation shall indemnify and save harmless the Agent and any of its affiliates and Selling Firms (if any) and the directors, officers, employees, partners, shareholders and agents of the Agent and/or their affiliates and Selling Firms (if any) (collectively, the “Indemnified Parties” and each, an “Indemnified Party”) from and against all liabilities, claims, actions, suits, proceedings, losses (other than loss of profits), costs, damages and expenses whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims) to which the Indemnified Party may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Corporation by the Agent or any Indemnified Party hereunder or otherwise in connection with the Offering, including, without limitation:

(i)	any breach of any representation or warranty made by the Corporation herein;

(ii)

any information or statement (except any information or statement relating solely to the Indemnified Party) contained in any certificate of the Corporation delivered under this Agreement or pursuant to this Agreement which at the time and in the light of the circumstances under which it was made contains or is alleged to contain a misrepresentation;

(iii)

any omission or alleged omission to state in any certificate of the Corporation delivered under this Agreement or pursuant to this Agreement any material fact (except facts relating solely to and based solely upon information provided by the Indemnified Party), required to be stated in such document or necessary to make any statement in such document not misleading in light of the circumstances under which it was made;

(iv)

any order made or enquiry, investigation or proceedings commenced or threatened by any securities regulator or other competent authority based upon any untrue statement or omission or alleged untrue statement or alleged omission or any misrepresentation or alleged misrepresentation (except a statement or omission or alleged statement or omission relating solely to and based solely upon information provided by the Indemnified Party) based upon any failure to comply with the Securities Laws (other than any failure or alleged failure to comply by the Indemnified Party), preventing or restricting the trading in or the sale or distribution of the Units in any of the Designated Provinces; or

(v)

the non-compliance or alleged non-compliance by the Corporation with any of the Securities Laws, including the Corporation’s non-compliance with any statutory requirement to make any document available for inspection, provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgement that has become non-appealable shall determine that:

(i)	an Indemnified Party has been grossly negligent or dishonest or has committed any fraudulent act or wilful misconduct in the course of such performance; and

(ii)

the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly caused by the gross negligence, dishonesty, fraud or wilful misconduct referred to in (i) immediately above.

(b)

Repayment. If the indemnity does not apply pursuant to subparagraphs (i) and (ii) immediately above, each such Indemnified Party shall immediately reimburse any funds advanced by the Corporation to such party pursuant to this indemnity.

(c)

Notification of Claims. If any matter or thing contemplated by this Section 9 (any such matter or thing being referred to as a “Claim”) is asserted against an Indemnified Party, such Indemnified Party will notify the Corporation as soon as possible of the nature of such Claim and the Corporation shall be entitled (but not required) to assume the defence of any suit brought to enforce such Claim; provided, however, that the defence shall be conducted through legal counsel acceptable to the Indemnified Party, acting reasonably, and that no settlement of any such Claim may be made by the Corporation or the Indemnified Party without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed, and the Corporation shall not be liable for any settlement of any such Claim unless it has consented in writing to such settlement.

(d)

Right of Indemnity in Favour of Others. With respect to any Indemnified Party who is not a party to this Agreement, the Agent shall obtain and hold the rights and benefits of this Section 9 and Section 10 in trust for and on behalf of such Indemnified Party.

(e)

Retaining Counsel. In any such Claim, the Indemnified Party shall have the right to retain other counsel to act on behalf of the Indemnified Party and to participate in the defence thereof, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless: (i) the Corporation and the Indemnified Party shall have mutually agreed to the retention of the other counsel; (ii) the Corporation fails to assume the defence of such Claim on behalf of the Indemnified Party within a reasonable period of time of receiving written notice to assume the defence of such Claim; or (iii) the named parties to any such Claim (including any added third party) include both the Indemnified Party and the Corporation and the Indemnified Party shall have been advised by counsel that representation of the Indemnified Party by counsel for the Corporation is inappropriate as a result of potential or actual differing interests of those represented; in each of which cases the Corporation shall not have the right to assume the defence of such Claim on behalf of the Indemnified Party but the Corporation shall be liable to pay the reasonable fees and disbursements of counsel to the Indemnified Party, subject as hereinafter provided. Where more than one Indemnified Party is entitled to retain separate counsel in the circumstances described in this Section 9(e), all Indemnified Parties shall be represented by one separate counsel and the fees and disbursements of only one separate counsel for all Indemnified Parties shall be paid by the Corporation unless otherwise agreed to by the Corporation.

10.

(a)

Contribution. In order to provide for a just and equitable contribution in circumstances in which the indemnity provided in Section 9 would otherwise be available in accordance with its terms but is, for any reason, held to be unavailable to or unenforceable by the Agent or enforceable otherwise than in accordance with its terms, the Corporation and the Agent shall contribute to the aggregate of all claims, expenses, costs and liabilities (including any legal expenses reasonably incurred by the Indemnified Party in connection with any claim which is the subject of this section) and all losses (other than loss of profits) of a nature contemplated in Section 9 in such proportions as are appropriate to reflect not only the relative benefits received by the Corporation on the one hand and the Agent on the other hand, but also the relative fault of the Corporation and the Agent, as well as any relevant equitable consideration. However, no party who has engaged in any fraud, fraudulent misrepresentation, wilful misconduct or negligence shall be entitled to claim contribution from any Person who has not engaged in such fraud, fraudulent misrepresentation, wilful misconduct or negligence.

(b)

Right of Contribution in Addition to Other Rights. The rights to contribution provided in this Section 10 shall be in addition to and not in derogation of any other right to contribution which the Agent may have by statute or otherwise at law.

(c)

Calculation of Contribution. In the event that the Corporation may be held to be entitled to contribution from the Agent under the provisions of any statute or at law, the Corporation shall be limited to contribution in an amount not exceeding the lesser of:

(i)	the portion of the full amount of the loss or liability giving rise to such contribution for which the Agent is responsible, as determined in subsection 10(a) above; and

(ii)	the amount of the aggregate fee actually received by the Agent from the Corporation under this Agreement.

(d)

Notice. If the Agent has reason to believe that a claim for contribution may arise, it shall give the Corporation notice of such claim in writing, as soon as reasonably possible, but failure to notify the Corporation shall not relieve the Corporation of any obligation which it may have to the Agent under this subsection.

11.

Expenses. The Corporation shall pay all of its own expenses in connection with the Offering, including, without limitation, all expenses of or incidental to the creation, issue, sale or distribution of the Units, the fees and expenses of the Corporation’s counsel and all costs incurred in connection with the preparation of documents or certificates relating to the Offering. The Corporation shall also pay against invoices: (i) all reasonable out-of-pocket costs incurred by the Agent in connection with the Offering, to a maximum of $20,000 (excluding applicable taxes); and (ii) all fees, disbursements and taxes of the Agent’s counsel, to a maximum of $30,000 (excluding disbursements and applicable taxes), in each case whether or not the Offering is completed. With respect to the fees, disbursements and taxes of the Agent’s counsel, the Agent acknowledges receipt from the Corporation of a non-refundable work fee in the amount of $10,000 and agrees that such amount may be credited against any amounts otherwise owing to the Agent by the Corporation in respect of such fees, disbursements and taxes under this Section 11.

12.

Advisory Services. The Corporation (on its own behalf and on behalf of any of its Subsidiaries) hereby grants to the Agent and Canaccord the exclusive right to provide (or to have any of their respective Subsidiaries or affiliates provide) any and all investment banking/financial advisory services of a nature customarily provided by an investment banking firm (the “Advisory Services”) which the Corporation (or any of its Subsidiaries, as applicable) determines that it requires during the period of twenty-four (24) months following the Closing Date (the “Exclusivity Period”). During the Exclusivity Period, the Corporation shall promptly notify the Agent in writing of its requirements for Advisory Services from time to time and the Corporation shall negotiate in good faith with the Agent and Canaccord, the financial terms and any other terms and conditions on which such Advisory Services are to be provided, all of which shall be set forth in a separate advisory services agreement among the Corporation, the Agent and Canaccord. During the Exclusivity Period, the Corporation shall not engage any party other than the Agent and Canaccord to provide Advisory Services without the express written consent of the Agent.

13.

Advertisements. The Corporation acknowledges that the Agent shall have the right after Closing, subject always to subsections 1(a) and (c) and 3(b) of this Agreement, at their own expense, subject to the prior consent of the Corporation, such consent not to be unreasonably withheld or delayed, to place such advertisement or advertisements relating to the purchase and sale of the Units contemplated herein as the Agent may consider desirable or appropriate and as may be permitted by applicable law. The Corporation and the Agent each agree that they will not make or publish any advertisement in any media whatsoever relating to, or otherwise publicize, the transaction provided for herein so as to result in any exemption from the prospectus and registration or other similar requirements under applicable securities legislation in any of the provinces of Canada or any other jurisdiction in which the Units shall be offered and sold being unavailable in respect of the sale of the Units to prospective purchasers.

14.

Notices. Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a “notice”) shall be in writing addressed as follows:

(a)

if to the Corporation, to:

BE Resources Inc.
107 Hackney Circle
Elephant Butte, New Mexico
U.S.A. 87935

Attention: David Q. Tognoni
Facsimile: (575) 744-5801

with a copy to (which shall not constitute notice hereunder):

Fraser Milner Casgrain LLP
1 First Canadian Place
100 King Street West
Toronto, Ontario M5X 1B2

Attention: Jenny Chu Steinberg
Facsimile: (416) 863-4592

(e)

if to the Agent, to:

MGI Securities Inc.
26 Wellington Street East, Suite 900
Toronto, Ontario M5E 1S2

Attention: James Andrews, Chief Financial Officer
Facsimile: (416) 864-6485

with a copy to (which shall not constitute notice hereunder):

Wildeboer Dellelce LLP
8th Floor, 365 Bay Street
Toronto, Ontario M5H 2V1

Attention: Peter Simeon
Facsimile: (416) 361-1790

or to such other address as any of the parties may designate by notice given to the others.

Each notice shall be personally delivered to the addressee or sent by facsimile transmission to the addressee and: (i) a notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a notice which is sent by facsimile transmission shall be deemed to be given and received on the first Business Day following the day on which it is sent.

15.

Confidentiality. The Agent will establish reasonable procedures to hold in confidence all information received by it from the Corporation which has not been generally disclosed to the public and will not knowingly disclose such information, except as required in its opinion, acting reasonably, to discharge its obligations under this Agreement or under applicable law or regulatory policy.

16.

Time of the Essence. Time shall, in all respects, be of the essence hereof.

17.

Canadian Dollars. All references herein to dollar amounts are to lawful money of Canada.

18.

Headings. The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof.

19.

Singular and Plural, etc. Where the context so requires, words importing the singular number include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

20.

Entire Agreement. This Agreement constitutes the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings, including, without limitation, the Engagement Letter. This Agreement may be amended or modified in any respect by written instrument only.

21.

Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

22.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

23.

Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Corporation, the Agent and the Purchasers (as contemplated under the Subscription Agreements) their respective executors, heirs, successors and permitted assigns; provided that, this Agreement shall not be assignable by any party without the prior written consent of the others.

24.

Further Assurances. Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

25.

Effective Date. This Agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.

26.

Language. The parties hereby acknowledge that they have expressly required this Agreement and all notices, statements of account and other documents required or permitted to be given or entered into pursuant hereto to be drawn up in the English language only. Les parties reconnaissent avoir expressment demandées que la présente convention ainsi que tout avis, tout état de compte et tout autre document a être ou pouvant etre donné ou conclu en vertu des dispositions des présentes, soient rédigés en langue anglaise seulement.

27.

Counterparts and Facsimile Copies. This Agreement may be executed in any number of counterparts and by facsimile, which taken together shall form one and the same agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the Corporation is in agreement with the foregoing terms and conditions, please so indicate by executing a copy of this Agreement where indicated below and delivering the same to the Agent.

Yours very truly,

MGI SECURITIES INC.

Per: /s/James Andrews
        Authorized Signing Officer

The foregoing is hereby accepted on the terms and conditions therein set forth.

DATED as of the 18th day of June, 2010.

BE RESOURCES INC.

Per: /s/David Tognoni
        Authorized Signing Officer